Exhibit 99.1

INAP Reports Second Quarter 2017 Financial Results

•	Revenue of $69.6 Million; Top-Line Initiatives Continue to Improve Trajectory
o	Second Quarter Revenue Includes Planned Closure of Facility in New York City and San Francisco
o	INAP COLO Customer Expansions launch Phoenix as a Key Market – Business Development Continues

•	GAAP Net Loss of $(19.3) Million, or $(0.24) per Share, Including, $4.6 Million of Costs Associated with Exit Activities, Restructuring, and Impairments; and $7.1 Million of Debt Extinguishment and Modification Expenses Compared to First Quarter 2017 GAAP Net Loss of $(8.2) Million, or $(0.13) per Share

•	Cash Flow from Operations of $14.8 Million, Up $7.5 Million QoQ and $0.8 Million YoY

•	Adjusted EBITDA of $23.1 Million and Adjusted EBITDA Margin of 33%, Continues to Expand

o    Up 320 BP QoQ, and Up 600 BP YoY

•	INAP Strategically Reorganizes its Data Center Portfolio into 20 Major Markets

•	Revenue and Adjusted EBITDA Guidance Reaffirmed, and CapEx Outlook Reduced to $32-37 Million

ATLANTA– (August 3, 2017) Internap Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure including Colocation, Network and Managed Services, and Cloud Services, today announced financial results for the second quarter of 2017.

“Second quarter 2017 represents a turning point for INAP,” stated Peter D. Aquino, President and CEO of INAP. “Our top-line initiatives and focus are driving new sales, while we continue to rationalize our portfolio of datacenter assets. Our new sales team is building momentum, landing certain large deals that can anchor major markets. Adjusted EBITDA margin also continued to expand, hitting a high of 33%, as both our business units’ contribution margins crossed above 40%. With today’s reporting, we are debuting INAP’s new identity as a strong, emerging retail COLO provider that can bundle Cloud and Network connectivity with a redefined data center portfolio in 20 major markets. Our effort to continue to optimize our datacenter portfolio and strive for profitable growth, we believe, will position us well for 2018.”

Revenue

●	Revenue totaled $69.6 million in the second quarter, a decrease of 6.3% year-over-year and 3.5% sequentially. However, approximately $1 million of the decline, included both the planned closure of our 75 Broad Street, New York facility representing $500k and other one-time events. Excluding these two events, sequential revenue decline was 2.1% and year over year was 4.9%. The balance of the year-over-year decrease was attributable to the decline in network services in part due to market pricing trends and churn which was lower than previous quarter. The declines were partially offset year over year by growth in Agile bare metal server revenue.

●	INAP COLO revenue totaled $52.0 million in the second quarter, a decrease of 6.8% year-over-year and 2.4% sequentially. However, approximately $800k of the decline was attributed to the events above. Excluding these events, sequential revenue was down less than 1% and year over year approximately 5.3%. The balance of the decrease year over was attributable to lower network services in part due to market pricing trends and churn, which was lower than prior quarter.

●	INAP CLOUD revenue totaled $17.6 million in the second quarter, a decrease of 4.8% year-over-year and 6.4% sequentially. The decrease was driven by churn from a small number of large customers and the impact of the planned closure of the New York location. This was partially offset on a year-over-year basis by growth in Agile Bare-Metal server revenue.

1

Second Quarter 2017 Financial Summary

($ in thousands)

				YoY	QoQ
	2Q 2017	1Q 2017	2Q 2016	Growth	Growth

Total Revenue	$69,642	$72,133	$74,315	-6.3%	-3.5%
Operating Costs and Expenses	$71,695	$71,641	$76,789	-6.6%	0.1%
Depreciation and Amortization	$18,934	$17,745	$19,217	-1.5%	6.7%
Exit activities, restructuring and impairments	$4,628	$1,023	$152	2944.7%	352.4%
All Other Operating Costs and Expenses	$48,133	$52,873	$57,420	-16.2%	-9.0%

GAAP Net Loss	$(19,283)	$(8,230)	$(10,693)	80.3%	134.3%
GAAP Net Loss Margin	-27.7%	-11.4%	-14.4%	-1,330 BPS	-1,630 BPS

Minus goodwill impairment and other items*	$13,378	$4,161	$5,109	161.9%	221.5%
Normalized Net Loss[2]	$(5,905)	$(4,069)	$(5,584)	5.7%	45.1%

Adjusted EBITDA[1]	$23,051	$21,554	$20,167	14.3%	6.9%
Adjusted EBITDA Margin[1]	33.1%	29.9%	27.1%	600 BPS	320 BPS

Capital Expenditures (CapEx)	$6,748	$5,989	$14,402	-53.1%	12.7%
Adjusted EBITDA less CapEx[1]	$16,303	$15,565	$5,765	182.8%	4.7%

Beginning with first quarter 2017 reporting, INAP redefined its segment reporting into two pure play business units:

o	INAP COLO, formerly Data Center and Networking Services, comprised of colo, IP network services, and managed hosting. Managed hosting was previously included in the Cloud and Hosting Services segment; and
o	INAP CLOUD, formerly Cloud and Hosting Services, comprised of AgileCLOUD, iWeb, Ubersmith and Funio.

Net Loss, Normalized Net Loss, Adjusted EBITDA and Business Unit Contribution

●	GAAP net loss was $(19.3) million, or $(0.24) per share, including $4.6 million of costs associated with exit activities, restructuring and impairment and $7.1 million of debt extinguishment and modification expenses, compared with $(10.7) million, or $(0.21) per share in the second quarter of 2016 and $(8.2) million, or $(0.13) per share in the first quarter of 2017, including $7.1 million of costs associated with exit activities, restructuring and impairment in the first quarter of 2017. GAAP net loss margin was –27.7% in the second quarter of 2017.

●	Normalized net loss was $(5.9) million compared with $(5.6) million in the second quarter of 2016 and $(4.1) million in the first quarter of 2017.

●	Adjusted EBITDA totaled $23.1 million in the second quarter, an increase of 14.3% compared with the second quarter of 2016 and 6.9% compared to the first quarter of 2017. Adjusted EBITDA margin was 33.1% in the second quarter, up 600 basis points year-over-year and 320 basis points sequentially. The increases in Adjusted EBITDA were attributable to continued focus on cost control and our initiatives of eliminating unproductive sites and investing in long-term key markets.

2

●	Business Unit Contribution[3] – As part of the realignment of its segments into two pure play business units, INAP COLO and INAP CLOUD, INAP is providing a measure of unit-level profitability called business unit contribution[3].

o	INAP COLO business unit contribution totaled $22.0 million in the second quarter, a 10% increase compared with the second quarter of 2016 and a 10.3% increase from the first quarter of 2017. As a percent of revenue, INAP COLO business unit contribution margin was 42.2% in the second quarter, up 640 basis points year-over-year and 480 basis points sequentially. The year-over-year business unit contribution increase reflects improving cost control. The sequential business unit contribution increase was primarily driven by cost control and our initiatives of eliminating unproductive sites and investing in long-term key markets.

o	INAP CLOUD business unit contribution totaled $8.1 million in the second quarter, a 1.8% increase compared with the second quarter of 2016 and a 14% decrease from the first quarter of 2017. As a percent of revenue, INAP CLOUD business unit contribution margin was 46.0% in the second quarter, up 300 basis points year-over-year and down 410 basis points sequentially. The year-over-year increase reflects improving cost control. The sequential decrease reflects the decline in revenue and the closure of the 75 Broad location.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $17.5 million at June 30, 2017. Total debt was $486.8 million, net of discount and prepaid costs, at the end of the quarter, including $197.6 million in capital lease obligations. As previously reported, on April 6, 2017 INAP entered into a new Senior Secured Credit Facility, including a $300 million First Lien Term Loan and a $25 million Revolver (which remains undrawn), thereby completing the refinancing of its senior secured debt. The capital lease balance reflects INAP’s conversion of certain operating leases to capital leases as part of its strategic growth investments. $134.7 million of our capital lease obligations are excluded from debt for bank covenant purposes as they were operating leases at the time of the refinancing.

●	Cash generated from operations for the three months ended June 30, 2017 was $14.8 million compared to $14.0 million in second quarter 2016 and $7.3 million in first quarter of 2017. Capital expenditures over the same periods were $6.8 million compared to $14.4 million and $6.0 million, respectively. Adjusted EBITDA less CapEx was $16.3 million compared to $5.8 million in second quarter 2016 and $15.6 million in first quarter 2017. Free cash flow[4] over the same periods was $8.1 million compared to less than $(1) million and $1.3 million, respectively. Unlevered free cash flow[4] was $15.6 million for the second quarter 2017 compared to $7.4 million in second quarter 2016 and $8.6 million in first quarter 2017.

“In the second quarter of 2017, we continued to drive improvements in operating performance while expanding our operating leverage both through cost reductions and our initiatives to eliminate unproductive sites and invest in long-term key markets,” said Robert M. Dennerlein, Chief Financial Officer of INAP. “We are deep into Phases II and III of our data center footprint evaluation and network cost optimization and are closely managing the ROI of our remaining CapEx program, which has enabled us to revise Capex guidance downward for the year. These efforts are designed to improve run rate profitability, increase our asset utilization, and establish a baseline for future growth.”

Business Outlook

Full-Year 2017 Expected Range

	Previous Guidance	Current Guidance

Revenue	$275 million - $285 million	Reaffirming

Adjusted EBITDA	$85 million - $90 million	Reaffirming

Capital Expenditures	$37 million - $42 million	$32 million - $37 million

3

1	Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less CapEx are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Adjusted EBITDA margin are contained in the table entitled “Reconciliation of GAAP Net Loss to Adjusted EBITDA”. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenue. A reconciliation between GAAP information and non-GAAP information related to Adjusted EBITDA less CapEx is contained in the table entitled “Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx.

2	Normalized net loss is a non-GAAP financial measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related to normalized net loss are contained in the table entitled “Reconciliation of Net Loss to Normalized Net Loss”.

3	Business unit contribution and business unit contributed margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to business unit contribution and business unit contribution margin are contained in the table entitled “Business Unit Contribution and Business Unit Contribution Margin” in the attachment. Business unit contribution margin is business unit contribution as a percentage of revenue.

4	Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to Free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow”.

Conference Call Information:

Internap Corporation’s second quarter 2017 conference call will be held today at 8:30 a.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of INAP’S web site at http://ir.internap.com/events.cfm. The call can also be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. An online archive of the webcast presentation will be available following the call. An audio-only replay will be accessible from Thursday, August 3, 2017 at 11:30 AM ET through Tuesday, August 8, 2017 at 855-859-2056 using replay code 45700502. International callers can listen to the archived event at 404-537-3406 with the same code.

About INAP

Internap Corporation (NASDAQ: INAP) is a leading provider of Internet infrastructure through both Colocation Business and Enterprise Services (including colocation, network connectivity, IP, bandwidth, and managed hosting), and Cloud Services (including enterprise-grade AgileCLOUD, bare-metal servers, and SMB iWeb platforms). INAP operates in Tier 3-type data centers in 20 metropolitan markets, primarily in North America, with 46 datacenters and 85 POPs around the world. Currently, there is approximately 950,000 square feet under lease and 500,000 of data center footprint square feet. Of the company’s total data center footprint, there is approximately 325,000 raised floor, and 200,000 occupied, connected through a high-capacity network. INAP operates a premium business model that provides high-power density colocation, low-latency bandwidth, and public and private cloud platforms in an expanding Internet infrastructure industry. For more information, visit www.inap.com.

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Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to sales, improved profitability, margin expansion, operations improvement, cost reductions, participation in strategic transactions, our strategy to align into pure-play businesses and our expectations for full-year 2017 revenue, Adjusted EBITDA and capital expenditures. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove inaccurate in the future. Because such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, there are important factors that could cause INAP’s actual results to differ materially from those expressed or implied in the forward-looking statements, due to a variety of important factors. Such important factors include, without limitation: our ability to execute on our business strategy into a pure-play business and drive growth while reducing costs; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services and improving operations; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; ability to identify any suitable strategic transactions; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; our ability to protect our intellectual property; our substantial amount of indebtedness, our possibility to raise additional capital when needed, on attractive terms, or at all, our ability to service existing debt or maintain compliance with financial and other covenants contained in our credit agreement; our compliance with and changes in complex laws and regulations in the U.S. and internationally; our ability to attract and retain qualified management and other personnel; and volatility in the trading price of INAP common stock.

These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to INAP or persons acting on its behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and INAP undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contacts:
Richard Ramlall	Carolyn Capaccio/Jody Burfening
VP, IR & PR INAP	LHA
404-302-9982	212-838-3777
ir@inap.com	inap@lhai.com

5

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
INAP COLO	$52,044	$55,827	$105,383	$111,708
INAP CLOUD	17,598	18,488	36,392	38,531
Total revenues	69,642	74,315	141,775	150,239

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
INAP COLO	22,070	26,736	46,876	53,069
INAP CLOUD	4,359	4,634	8,598	9,378
Direct costs of customer support	6,133	7,919	13,397	16,723
Sales, general and administrative	15,571	18,131	32,135	37,061
Depreciation and amortization	18,934	19,217	36,679	38,330
Exit activities, restructuring and impairments	4,628	152	5,651	353

Total operating costs and expenses	71,695	76,789	143,336	154,914

Loss from operations	(2,053)	(2,474)	(1,561)	(4,675)

Non-operating expenses:
Interest expense	17,145	8,082	25,282	15,067
Loss on foreign currency, net	191	118	288	551
Other, net	-	(2)	-	(80)
Total non-operating expenses	17,336	8,198	25,570	15,538

Loss before income taxes and equity in earnings of equity-method investment	(19,389)	(10,672)	(27,131)	(20,213)
Provision for income taxes	(50)	62	468	200
Equity in earnings of equity-method investment, net of taxes	(56)	(41)	(86)	(77)

Net loss	$(19,283)	$(10,693)	$(27,513)	$(20,336)

Basic and diluted net loss per share	$(0.24)	$(0.21)	$(0.38)	$(0.39)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	79,507	52,062	71,971	52,241

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INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	June 30,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$17,456	$10,389
Accounts receivable, net of allowance for doubtful accounts of $1,292 and $1,246, respectively	16,066	18,044
Prepaid expenses and other assets	11,150	10,055

Total current assets	44,672	38,488

Property and equipment, net	427,873	302,680
Investment in joint venture	3,161	3,002
Intangible assets, net	26,333	27,978
Goodwill	50,209	50,209
Deposits and other assets	8,820	8,258
Total assets	$561,068	$430,615

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,757	$20,875
Accrued liabilities	13,845	10,603
Deferred revenues	5,272	5,746
Capital lease obligations	11,392	10,030
Term loan, less discount and prepaid costs of $2,103 and $2,243, respectively	897	757
Exit activities and restructuring liability	5,212	3,177
Other current liabilities	2,571	3,171
Total current liabilities	59,946	54,359

Deferred revenues	4,918	5,144
Capital lease obligations	186,221	43,876
Revolving credit facility	-	35,500
Term loan, less discount and prepaid costs of $8,746 and $4,579 respectively	288,254	283,421
Exit activities and restructuring liability	2,416	1,526
Deferred rent	3,206	4,642
Deferred tax liability	1,404	1,513
Other long-term liabilities	4,196	4,358
Total liabilities	550,561	434,339

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 200,000 shares authorized; 83,272 and 57,799 shares
outstanding, respectively	84	58
Additional paid-in capital	1,324,692	1,283,332
Treasury stock, at cost; 1,161 and 1,073 shares, respectively	(7,133)	(6,923)
Accumulated deficit	(1,305,894)	(1,278,699)
Accumulated items of other comprehensive loss	(1,242)	(1,492)
Total stockholders' equity	10,507	(3,724)
Total liabilities and stockholders' equity	$561,068	$430,615

7

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net loss	$(19,283)	$(10,693)	$(27,513)	$(20,336)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,934	19,217	36,679	38,330
Amortization of debt discount and issuance costs	577	711	1,292	1,233
Stock-based compensation expense, net of capitalized amount	534	1,542	1,132	3,464
Equity in earnings of equity-method investment	(56)	(41)	(86)	(77)
Provision for doubtful accounts	219	239	520	580
Non-cash change in capital lease obligations	187	40	258	527
Non-cash change in exit activities and restructuring liability	4,411	272	5,391	619
Non-cash change in deferred rent	(776)	(516)	(1,199)	(1,000)
Deferred taxes	(104)	(38)	150	39
Payment of debt lender fees	-	(1,716)	(2,583)	(1,716)
Loss on extinguishment and modification of debt	6,785	-	6,785	-
Other, net	296	(15)	200	186
Changes in operating assets and liabilities:
Accounts receivable	(611)	1,165	1,485	1,702
Prepaid expenses, deposits and other assets	(1,162)	2,660	(1,039)	4,606
Accounts payable	2,724	4,084	477	2,269
Accrued and other liabilities	3,330	(2,028)	3,150	(3,931)
Deferred revenues	(187)	(97)	(697)	94
Exit activities and restructuring liability	(1,080)	(775)	(2,466)	(1,579)
Asset retirement obligation	51	-	103	(174)
Other liabilities	(2)	8	12	(35)
Net cash flows provided by operating activities	14,787	14,019	22,051	24,801

Cash Flows from Investing Activities:
Purchases of property and equipment	(6,504)	(14,032)	(12,293)	(26,314)
Additions to acquired and developed technology	(244)	(370)	(444)	(769)
Net cash flows used in investing activities	(6,748)	(14,402)	(12,737)	(27,083)

Proceeds from credit agreements	295,500	3,000	295,500	4,500
Proceeds from stock issuance	(120)	-	40,162	-
Principal payments on credit agreements	(286,503)	(750)	(326,500)	(1,500)
Debt issuance costs	(5,694)	-	(5,694)	-
Payments on capital lease obligations	(2,880)	(2,468)	(5,371)	(4,827)
Proceeds from exercise of stock options	29	675	36	675
Acquisition of common stock for income tax withholdings	(61)	(127)	(210)	(343)
Other, net	(83)	(116)	(240)	(192)
Net cash flows provided by (used in) financing activities	188	214	(2,317)	(1,687)
Effect of exchange rates on cash and cash equivalents	55	139	70	65
Net decrease in cash and cash equivalents	8,282	(30)	7,067	(3,904)
Cash and cash equivalents at beginning of period	9,174	13,898	10,389	17,772
Cash and cash equivalents at end of period	$17,456	$13,868	$17,456	$13,868

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings press release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less CapEx, normalized net loss, business unit contribution, business unit contribution margin, free cash flow and unlevered free cash flow. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

We define the following non-GAAP measures as follows:

●	Adjusted EBITDA is a non-GAAP measure and is GAAP net loss plus depreciation and amortization, interest expense, provision (benefit) for income taxes, other expense (income), (gain) loss on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs and claim settlement.

●	Adjusted EBITDA margin is Adjusted EBITDA as a percentage of revenues.

●	Adjusted EBITDA less CapEx is Adjusted EBITDA less capital expenditures with Adjusted EBITDA for this non-GAAP measure defined as net cash flow provided by operating activities plus cash paid for interest, cash paid for taxes, cash paid for exit activities and restructuring, cash paid for strategic alternatives and related costs, cash paid for organizational realignment costs, payment of debt lender fees and other working capital changes less capital expenditures.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement and debt extinguishment and modification expenses.

●	Business unit contribution is business unit revenues less direct costs of sales and services, customer support, and sales and marketing, exclusive of depreciation and amortization.

●	Business unit contribution margin is business unit contribution as a percentage of business unit revenue.

●	Free cash flow is net cash flows provided by operating activities minus capital expenditures.

●	Unlevered free cash flow is free cash flow plus cash interest expense.

We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss (gain) on disposals of property and equipment, as well as impairments and restructuring, to calculate Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our current ongoing operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that excluding interest expense, provision (benefit) for income taxes and other expense (income) from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding interest expense, provision (benefit) for income taxes and other expense (income) as important supplemental information useful to their understanding of our historical results and estimating our future results.

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of interest expense, provision (benefit) for income taxes and other expense (income), our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that exit activities, restructuring and impairment charges, non-income tax contingency, strategic alternatives and related costs, organizational realignment costs, pre-acquisition costs, claim settlement costs and debt extinguishment and modification expense are unique costs, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our current ongoing operating results and trends. Management believes that investors consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss by providing normalized net loss, excluding the effect of exit activities, restructuring and impairments, stock-based compensation, non-income tax contingency, strategic alternatives and related costs, organizational realignment cost, pre-acquisition costs, claim settlement costs, and debt extinguishment and modification expenses in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, Adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses Adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

10

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our presentation of business unit contribution and business unit contribution margin excludes depreciation and amortization in order to allow investors to see the business through the eyes of management.

We also have excluded depreciation and amortization from business unit contribution and business unit contribution margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Free cash flow and unlevered free cash flow are used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow and unlevered free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and unlevered free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use free cash flow and unlevered free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed capital expenditures, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than operating cash flows.

Free cash flow and unlevered free cash flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA less CapEx is used in addition to and in conjunction with results presented in accordance with GAAP. Adjusted EBITDA less CapEx should not be relied upon to the exclusion of GAAP financial measures. Adjusted EBITDA less CapEx reflects an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

We use Adjusted EBITDA less CapEx, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a useful measure of cash flows since capital expenditures are a necessary component of ongoing operations.

Adjusted EBITDA less CapEx has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Adjusted EBITDA less CapEx does not incorporate payments made to service our debt or capital lease obligations. Therefore, we believe it is important to view Adjusted EBITDA less CapEx as a complement to our entire consolidated statements of cash flows.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented as we understand certain investors use it as one measure of our historical ability to service debt. Also adjusted EBITDA is used in our debt covenants.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

11

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA AND FORWARD LOOKING ADJUSTED EBITDA

A reconciliation of GAAP net loss to Adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2017		March 31, 2017		June 30, 2016
Reconciliation of GAAP Net Loss to Adjusted EBITDA:	Amount	Percent	Amount	Percent	Amount	Percent

Total Revenue	$69,642	100.0%	$72,133	100.0%	$74,315	100.0%

Net Loss (GAAP)	$(19,283)	-27.7%	$(8,230)	-11.4%	$(10,693)	-14.4%
Add:
Depreciation and amortization	18,934	27.2%	17,745	24.6%	19,217	25.9%
Interest expense	17,145	24.6%	8,137	11.3%	8,082	10.9%
Provision (benefit) for income taxes	(50)	-0.1%	518	0.7%	62	0.1%
Other expense (income)	135	0.2%	67	0.1%	75	0.1%
(Gain) loss on disposal of property and equipment, net	(103)	-0.1%	(97)	-0.1%	31	0.0%
Exit activities, restructuring and impairments, including goodwill impairment	4,628	6.6%	1,023	1.4%	152	0.2%
Stock-based compensation	534	0.8%	598	0.8%	1,542	2.1%
Non-income tax contingency	-	0.0%	1,500	2.1%	-	0.0%
Strategic alternatives and related costs	8	0.0%	6	0.0%	282	0.4%
Organizational realignment costs	295	0.4%	287	0.4%	1,417	1.9%
Pre-acquisition costs	95	0.1%	-	0.0%	-	0.0%
Claim settlement	713	1.0%	-	0.0%	-	0.0%
Adjusted EBITDA (non-GAAP)	$23,051	33.1%	$21,554	29.9%	$20,167	27.1%

A reconciliation of forward looking Adjusted EBITDA for full-year 2017 is as follows (in millions):

	2017 Full-Year Guidance
	Low		High
	Amount	Percent	Amount	Percent

Total Revenue	$275	100.0%	$285	100.0%

Net Loss (GAAP)	$(52)	-18.9%	$(48)	-16.8%
Add:
Depreciation and amortization	75	27.3%	75	26.3%
Interest expense	49	17.8%	49	17.2%
Provision for income taxes	1	0.4%	1	0.4%
Other expense (income)		0.0%		0.0%
(Gain) loss on disposal of property and equipment, net		0.0%		0.0%
Exit activities, restructuring and impairments, including goodwill impairment	7	2.5%	7	2.5%
Stock-based compensation	2	0.7%	2	0.7%
Non-income tax contingency	1	0.4%	2	0.7%
Strategic alternatives and related costs		0.0%		0.0%
Organizational realignment costs	1	0.4%	1	0.4%
Pre-acquisition costs		0.0%		0.0%
Claim settlement	1	0.4%	1	0.4%
Adjusted EBITDA (non-GAAP)	$85	30.9%	$90	31.6%

12

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF GAAP NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA LESS CAPEX

A reconciliation of GAAP Net Cash Flows Provided by Operating Activities to Adjusted EBITDA less CapEx for each of the periods indicated is as follows (in thousands):

	Three Months Ended
Reconciliation of GAAP Net Cash Flows provided by Operating Activities to Adjusted EBITDA less CapEx:	June 30, 2017	March 31, 2017	June 30, 2016

Net Cash Flow provided by operating activites:	$14,787	$7,264	$14,019

Add :
Cash paid for interest	7,563	7,336	7,816
Cash paid for income taxes	148	-	120
Cash paid for exit activities and restructuring	1,080	1,086	775
Cash paid for strategic alternatives and related costs	171	189	816
Cash paid for organizational realignment costs	912	267	261
Payment of debt lender fees	-	2,583	1,716
Other working capital changes	(1,610)	2,829	(5,356)
Adjusted EBITDA (non-GAAP)	$23,051	$21,554	$20,167

Less:
Capital Expenditures (CapEx)	$6,748	$5,989	$14,402
Adjusted EBITDA less CapEx	$16,303	$15,565	$5,765

RECONCILIATION OF NET LOSS TO NORMALIZED NET LOSS

Reconciliations of net loss, the most directly comparable GAAP measure, to normalized net loss:

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net loss (GAAP)	$(19,283)	$(8,230)	$(10,693)
Exit activities, restructuring and impairments, including goodwill impairment	4,628	1,023	152
Stock-based compensation	534	598	1,542
Non-income tax contingency	-	1,500	-
Strategic alternatives and related costs	8	6	282
Organizational realignment costs	295	287	1,417
Pre-acquisition costs	95	-	-
Claim settlement	713	-	-
Debt extinguishment and modification expenses	7,105	747	1,716
Normalized net loss (non-GAAP)	$(5,905)	$(4,069)	$(5,584)

13

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

BUSINESS UNIT CONTRIBUTION AND BUSINESS UNIT CONTRIBUTION MARGIN

Business unit contribution and business unit contribution margin, which includes direct costs of sales and service, customer support and sales and marketing for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Revenues:
INAP COLO	$52,044	$53,339	$55,827
INAP CLOUD	17,598	18,794	18,488
Total	69,642	72,133	74,315
Direct costs of sales and services, customer support and
sales and marketing:
INAP COLO*	30,060	33,416	35,837
INAP CLOUD*	9,497	9,378	10,529
Total	39,557	42,794	46,366
Business Unit Contribution:
INAP COLO	21,984	19,923	19,990
INAP CLOUD	8,101	9,416	7,959
Total	$30,085	$29,339	$27,949
Business Unit Contribution Margin:
INAP COLO	42.2%	37.4%	35.8%
INAP CLOUD	46.0%	50.1%	43.0%
Total	43.2%	40.7%	37.6%

* Excludes facilities allocation

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands):

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net cash flows provided by operating activities	$14,787	$7,264	$14,019
Capital expenditures:
Maintenance capital	(1,018)	(790)	(1,675)
Growth capital	(5,730)	(5,199)	(12,727)
Free cash flow (non-GAAP)	8,039	1,275	(383)

Cash interest expense	7,563	7,336	7,816
Unlevered free cash flow (non-GAAP)	$15,602	$8,611	$7,433

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DATA CENTER PORTFOLIO

The following table presents an overview of the portfolio of data center properties that INAP leases as of June 30, 2017:

Market	Gross Square	Supporting	Office &	Data Center	Current Raised	Occupied SF	Occupied	Available
	Feet (SF) [1]	Infrustructure[2]	Other	Footprint SF [3]	Floor SF [4]		SF %	Utility
								Power MegaWatts (MW)
Los Angeles	124,651	11,323	17,475	95,853	25,055	14,659	59%	4.0
Dallas	112,700	23,763	21,023	67,914	20,972	15,782	75%	6.0
New York/New Jersey	103,908	16,405	28,468	59,035	36,345	21,390	59%	8.0
Boston	116,699	47,779	11,587	57,333	51,608	21,005	41%	12.5
Atlanta	124,898	35,043	50,303	39,552	31,279	13,872	44%	7.5
Seattle	100,497	31,326	21,552	47,619	38,619	24,879	64%	7.0
Santa Clara/San Jose	88,912	23,852	23,667	41,393	41,093	19,408	47%	8.0
Montreal	90,065	29,572	32,933	27,560	24,090	23,790	99%	12.0
Houston	43,913	7,925	15,599	20,389	20,389	9,650	47%	6.5
Phoenix	21,697	-	1,549	20,148	12,073	11,943	99%	4.0
Other[5]	23,085	-	1,148	21,937	19,867	15,358	77%	7.5

Total	951,025	226,988	225,304	498,734	321,391	191,736	60%	83.0

(1)	Represents total SF subject to our lease.

(2)	Represents SF for mechanical and utility rooms.

(3)	Represents total SF that is currently leased or available for lease but excludes supporting infrastructure, office space, and common area.

(4)	Represents data center footprint SF less unbuilt SF.

(5)	Represents Chicago, Miami, Northern Virginia, Oakland/San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Singapore, and Sydney.

* Estimated as of June 30, 2017

15